Exhibit 10.32

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE NOTE IS BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE NOTE IS “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS IT IS REGISTERED UNDER THE ACT, OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

PROMISSORY NOTE

Principal Amount: $600,000 Purchase Amount: $500,000	June 10, 2025

THIS PROMISSORY NOTE (this “Note”) is issued by Inspire Veterinary Partners, Inc. a Nevada corporation, (the “Company”) to Target Capital LLC, or its registered assigns (the “Holder”).

ARTICLE I

Section 1.01.  Principal and Interest. For value received, the Company hereby promises to pay to the order Holder in the form of lawful money of the United States of America, the principal sum of $600,000.00 (the “Principal Amount”) (subject to adjustment herein), of which $500,000.00 is the actual amount of the purchase price hereof plus an original issue discount in the amount of $100,000.00 (the “OID”), when such amounts become due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be the earlier of (i) six (6) months from the issuance date, or (ii) the close of any capital raise conducted by the Company (the “Maturity Date”).

Section 1.02. Limitation on the Interest Rate. The total liability of the Company for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Company, and if any payments by the Company include interest in excess of such a maximum amount, the Holder shall apply such excess to the reduction of the unpaid Principal Amount, or if none is due, such excess shall be refunded.

Section 1.03. Right to Prepay. The Company shall have the right to prepay all or any portion of the Principal Amount and all accrued interest thereon (the “Prepaid Amount”) at any time, on or before the Maturity Date, without penalty or premium.

Section 1.04. Capital Raise. In the event of the closing of any capital raise conducted by the Company, no less than fifty (50%) percent of the net proceeds shall be used to repay the Note, until the Note is paid in full.

Section 1.05. Security. This Note is unsecured.

ARTICLE II

Section 2.01. Representations and Warranties of the Company. The Company hereby acknowledges, represents and warrants to the Holder as follows:

(a) Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted.

(b) Corporate Power and Authority. The Company has all requisite power and authority to issue and deliver this Note and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Note by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action and no other action or proceeding on the part of the Company is necessary to authorize the execution, delivery, and performance by the Company of this Note and the consummation by the Company of the transactions contemplated hereby.

ARTICLE III

Section 3.01. Events of Default.  Upon the occurrence of any of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) an Event of Default shall be deemed to have occurred:

(a) Default in the payment of the Principal Amount and an accrued interest thereon on the Maturity Date, which default has not been cured within ten (10) days after its due date by acceleration or otherwise; or

(b) The Company files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company, and has not been resolved in a period of thirty (30) days after such commencement.

Section 3.02. Effect of Default. Upon the occurrence of an Event of Default as set forth in Section 3.01, the OID shall increase from 20% to 40% and the Holder shall have the right to declare the principal amount and all interest accrued thereon to be immediately due and payable.

Section 3.03. Unconditional Liability. The Company hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note.

ARTICLE IV

Section 4.01. Notice. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

Section 4.02. Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof.

Section 4.03. Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 4.04. Construction. This Note shall be construed to effectuate the mutual intent of the parties. No drafts of this Note shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Note. The headings contained in this Note are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note.

Section 4.05. Entire Agreement and Amendments. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the Holder. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder.

Section 4.06. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Holder who agrees to be bound to the terms of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

INSPIRE VETERINARY PARTNERS, INC.

By:
Name:
Title:	Chief Executive Officer

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